UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ImaRx Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0974730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1635 East 18th St. Tucson, AZ	85719
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-134311
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, par value $0.0001 per share, to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form S-1 Registration Statement, No. 333-134311 as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2006, as amended on June 28, 2006, August 15, 2006, September 8, 2006 and September 21, 2006 and as may be amended after the date hereof (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMARX THERAPEUTICS, INC.

Date: September 22, 2006	By:	/s/ Evan C. Unger, M.D.

Evan C. Unger, M.D.
President and Chief Executive Officer